PCAOB Registered Auditors – www.sealebeers.com

July 22, 2015

Office of the Chief Accountant

Securities and Exchange Commission

100 F Street, NE
Washington, D.C. 20549

Dear Sir/Madam:

We have read the statements included under Item 4.01 in the Form 8-K dated July 17, 2015 of Blue Line Protection Group, Inc. (the "Company") to be filed with the Securities and Exchange Commission and we agree with such statements insofar as they relate to our resignation.

Very truly yours,

/s/ Seale and Beers, CPAs

Seale and Beers, CPAs

Las Vegas, Nevada

8250 W. Charleston Blvd, Suite 100- Las Vegas, NV 89117 Phone: (888)727-8251